GUARANTY
THIS GUARANTY ("Guaranty") dated as of July 15, 2014, is executed and delivered by FORESTAR (USA) REAL ESTATE GROUP, INC., a Delaware corporation ("Guarantor"), to REGIONS BANK ("Lender"), an Alabama state banking corporation.
RECITALS
A.    FMF LITTLETON LLC, a Delaware limited liability company (“Borrower”), and the Lender have entered into that certain Loan Agreement of even date herewith (as the same may be amended, modified and/or restated from time to time, the “Loan Agreement”), pursuant to which the Lender has agreed to make disbursements in an amount not to exceed FORTY-SIX MILLION THREE HUNDRED EIGHTY-FOUR THOUSAND AND 00/100 DOLLARS ($46,384,000.00) (the “Loan”), for the purpose of financing the construction of a 385-unit, garden style multi-family project on the property located in the City of Littleton, County of Douglas, State of Colorado. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Loan Agreement.
B.    The Lender is not willing to make the Loan, or otherwise extend credit, to Borrower unless Guarantor unconditionally guarantees payment and performance to the Lender of the Indebtedness on the terms and conditions herein agreed; and
C.    Guarantor is the owner of a direct or indirect interest in Borrower, and Guarantor will directly benefit from the Lender making the Loan to Borrower.
AGREEMENT
NOW, THEREFORE, as an inducement to the Lender to make the Loan to Borrower, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Guarantor agrees with Lender, as follows:
Section 1. Guaranty of Indebtedness.
(a)    Subject to the limitations set forth in subsection (b) and (c) below and as otherwise set forth in this Guaranty, Guarantor hereby absolutely, irrevocably and unconditionally guarantees to Lender, (i) the payment and performance of the Indebtedness as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise, and (ii) that it is liable, jointly and severally, for the Indebtedness as a primary obligor. This Guaranty is a guaranty of payment and not of collection only. Lender shall not be required to exhaust any right or remedy or take any action against Borrower or any other person or entity or any collateral. For purposes hereof, the outstanding principal balance of the Loan on any given date shall be calculated without regard to any reduction of the Indebtedness on account of any foreclosure of, or other realization on (including collection of insurance proceeds), or in respect of, any of the liens, collateral assignments, security interests or other security devices evidenced by the Loan Documents now or

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hereafter securing payment of the Indebtedness; provided, however, that any amounts due and owing hereunder shall be net of any payment against or reduction of the Indebtedness made after the occurrence of an Event of Default pursuant to this Guaranty or any other guaranty by any other guarantor (if any) of all or any part of such Indebtedness and which are clearly identified as principal payments made pursuant to this Guaranty in a notice to Lender confirming the payment and reduction of the outstanding principal balance of the Loan. Guarantor agrees that, as between Guarantor and Lender, the Indebtedness may be declared to be due and payable for the purposes of this Guaranty notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any declaration as regards Borrower and that in the event of a declaration or attempted declaration, the Indebtedness shall immediately become due and payable by Guarantor for the purposes of this Guaranty.
(b)    Notwithstanding anything hereinabove set forth to the contrary, (a) the liability of Guarantor hereunder shall not exceed twenty-five percent (25%) of the Indebtedness from time to time outstanding at all times prior to a Guaranty Reduction Event (defined below), and (b) the liability of Guarantor hereunder shall not exceed ten percent (10%) of the Indebtedness from time to time outstanding at all times after the Project achieving a Trailing Six (6) Month Annualized Debt Service Coverage Ratio of at least 1.25 to 1.00 so long as no Event of Default exists at the time of such event (a "Guaranty Reduction Event").
(c)    Notwithstanding anything herein to the contrary, at all times prior to the payment in full of the Indebtedness, Guarantor shall have unlimited liability for the payment and performance of the Indebtedness if:

1.
there is a transfer or encumbrance or other action involving interests in the Property or the Borrower that is an Event of Default under Sections 7.1(p) or 7.1(q) of the Loan Agreement, except for Liens securing (a) claims of Persons supplying labor or materials to the Property, or (b) unpaid taxes, assessments and governmental charges levied upon, assessed or charged against the Property (together, “Mechanics and Tax Liens”), and except for Permitted Encumbrances and Permitted Dispositions; or

2.	Borrower or Guarantor voluntarily takes any of the actions described in Section 7.1(f) of the Loan Agreement; or

3.	Any involuntary proceeding or other action described in Section 7.1(e) of the Loan Agreement is taken against Borrower or Guarantor:

a.
by Guarantor, Guarantor's parent company, Borrower or an Affiliate, officer, director or representative which Controls Borrower or which Controls Borrower’s general partner or managing member (as applicable), as the case may be (each a “Restricted Entity”),

b.	by any Person acting at the direction or request of, or in collusion or by agreement with, any Restricted Entity of either of them, or

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c.
by any other Person if Borrower or Guarantor, as the case may be, fails to oppose in court such filing in good faith, or Borrower, Guarantor or any Restricted Entity of either of them otherwise consents to, acquiesces in, agrees with, files court papers in any way supportive of, or joins in such filing, other than as required or deemed necessary to respond to such action (other than a filing made by Lender, its designee or Affiliate).

(d)    In addition, notwithstanding anything herein to the contrary, at all times prior to the payment in full of the Indebtedness, the Guarantor guaranties to the Lender the full and prompt payment of, and agrees to pay protect, guarantee, indemnify defend and hold harmless the Lender from and against, any liability, loss, actual damage, actual and out-of-pocket costs and expenses (including reasonable legal fees or other expenses) suffered by the Lender, with respect to the following:
1.any willful misconduct or fraud in connection with the Loan or willful misrepresentation in any of the Loan Documents in either case committed by Borrower, Guarantor or any Affiliate or agent of Borrower or Guarantor;
2.material physical waste with respect to any portion of the Property by Borrower or Guarantor or any Affiliate or agent of Borrower or Guarantor;
3.the removal or disposal of any of the Property in violation of the terms of the Loan Documents;
4.the failure of Borrower to maintain the insurance coverages required under the Loan Documents, except to the extent that Borrower escrows sufficient funds with Lender, but Lender failed to release such funds to pay such insurance and provided further that Guarantor's liability hereunder shall cease with respect to any amounts first arising from and after such time, if any, that Lender or a trustee takes title to the Property, including if such party forecloses under the Security Instrument or accepts a deed-in-lieu, or the application, misapplication or misappropriation of any insurance proceeds or condemnation awards in a manner not permitted by the Loan Documents;
5.failure by Borrower or any Affiliate or agent of Borrower to pay to Lender all revenues received by or on behalf of Borrower from the operation or ownership of the Property during the continuance of an Event of Default, less only that portion of such revenues which is actually used by Borrower to operate the Property in the ordinary course of business;
6.failure to deliver to Lender or the applicable tenant any security deposit paid by any tenant with respect to any of the Property, to the extent such tenant is lawfully entitled to receive a refund of such security deposit;
7.any failure to fully pay and satisfy all operating expenses of the Property accrued to the date of foreclosure of the applicable Lien of Lender to the extent there is

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sufficient Net Operating Income from the Property to pay such expenses prior to the date of such foreclosure;
8.any failure to maintain, repair or restore the Property in accordance with the terms and provisions of the Loan Documents, to the extent that Lender is not compensated by insurance proceeds collected by Lender as a result of such failure and to the extent there is sufficient cash flow from the Property to pay such expenses; and
9.Mechanics and Tax Liens in violation of Sections 4.1(c) of the Loan Agreement.
(e)    Notwithstanding anything herein to the contrary, Guarantor unconditionally guarantees to Lender the full and complete performance of the Completion Obligations (hereinafter defined), and if any Completion Default (hereinafter defined) occurs, upon written demand by Lender, Guarantor will promptly perform the Completion Obligations, or cause them to be performed. If Guarantor fails, within ten (10) Business Days after written demand by Lender made at any time after the occurrence of a Completion Default, to commence performing the Completion Obligations, or thereafter fails to diligently pursue performance of the Completion Obligations to completion, Lender shall have the right, but not the obligation, exercisable then or at any time thereafter, to perform all or any part of the Completion Obligations, and all incidental acts, whether before or after commencement of foreclosure proceedings, and either before or after the exercise of any of Lender’s other rights, benefits or privileges under any of the Loan Documents against Borrower or any other Person or their property, and Lender shall be entitled to make any changes or modifications in the Plans and Specifications and expend such sums therefor as Lender in its good faith discretion shall deem to be proper in order to fully and completely perform the Completion Obligations. Guarantor hereby waives any right to contest any such changes, modifications or expenditures, and the amount of any and all such expenditures when made by the Lender shall be immediately due and payable to Lender by Guarantor, in Dollars, without duplication and without notice or demand. Guarantor further agrees to hold the Lender harmless from, and to indemnify and defend Lender against, any and all losses, claims, damages, costs, penalties, liabilities and expenses, including court costs and reasonable attorneys’ fees, however arising or incurred because of or with respect to any failure or refusal by Guarantor to perform any of Guarantor’s obligations hereunder with respect to the Completion Obligations, with interest on any amounts owing from the date of expenditure until paid at the per annum rate provided in the Note for interest on past due principal; provided, however, so long as there is not an Event of Default with respect to Guarantor and Guarantor has commenced and is diligently pursuing completion of the Improvements in accordance with the Plans and Specifications and the other requirements of the Loan Agreement (insofar as they apply to the quality of construction), then Lender shall not exercise the foregoing rights, including without limitation, any self-help right to complete construction of Improvements. Guarantor hereby agrees that (i) it does not and will not own, hold or acquire any Liens on any property or assets of Borrower as security for any loans, advances or costs in connection with the performance of Guarantor’s obligations hereunder with respect to the Completion Obligations or for any other reason and any such Lien which has been or is taken by or granted to Guarantor, whether by contract or by operation of law or the principles of equity, shall be null, void and of no force and effect and (ii) without notice to Guarantor, upon the occurrence of any default, event of

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default or similar event (however denominated) under any of the Loan Documents and the continuation of such default uncured beyond any applicable grace and/or cure period and during continuance of an Event of Default, Lender and/or any co-guarantor in respect of the Indebtedness or the Completion Obligations shall be entitled to enter upon Borrower’s property (a) in Lender’s case, for the purpose of exercising any right, benefit or privilege under any of the Loan Documents and (b) in the case of any such co-guarantor, for the purpose of performing any obligations which he, she or it may have under any such guaranty; provided that Lender’s rights and privileges under this provision as well as under the rest of this Guaranty shall be and remain senior, superior and paramount to the rights of Guarantor and any such co-guarantor. The obligations of Guarantor under this provision are cumulative of the provisions of Section 1(a-d) above. “Completion Default” means the occurrence of any one or more of the following events: (i) failure of construction of the Improvements to be Substantially Completed and completely paid for within the time stipulated in the Loan Agreement and the other Loan Documents; (ii) Lender’s taking of possession of the Property before the Completion Date pursuant to a right given by the Loan Documents or by law; (iii) Lender’s termination of Borrower’s right to receive additional advances of Loan proceeds pursuant to a right given by the Loan Documents; and (iv) the occurrence of a default, event of default or other similar event (however denominated) under any Loan Document prior to Substantial Completion which continues beyond the expiration of any applicable cure period agreed to in writing by Lender or imposed by applicable law, unless and until cured. “Completion Obligations” means the obligations to (i) Substantially Complete construction of the Improvements in accordance with the Loan Documents, (ii) pay all bills, expenses, losses, claims, damages, costs, penalties and liabilities, including court costs and attorneys’ fees, however arising or incurred, with respect to the construction of the Improvements (subject, however to Borrower's right to contest payments in good faith pursuant to the Loan Documents and subject to its rights to undisbursed Loan proceeds as provided below) and (iii) deliver to Lender all of the items described in the definition of the Evidence of Completion in the Loan Agreement. Without in any way limiting the above obligations of Guarantor, Lender shall make the undisbursed Loan proceeds available to Guarantor pursuant to the terms of the Loan Documents to the extent Guarantor and/or Borrower can satisfy conditions to same (and notwithstanding that Borrower had defaulted in completing the Improvements pursuant to the Loan Documents) including, for example, the obligation to make regularly scheduled payments under the Loan, but excluding any requirement to pay any indebtedness as previously accelerated, for the purposes of completing the Improvements and fulfilling Guarantor's other obligations under this Guaranty; provided, however, the obligations of Lender to make such undisbursed Loan funds available to Guarantor is expressly conditioned upon (x) there being no continued default by Guarantor under this Guaranty (Guarantor acknowledging that Lender’s obligation to make such undisbursed Loan funds available as provided herein is conditioned, among other things, upon Guarantor making regularly scheduled payments required under the Loan, but not payment of any indebtedness as previously accelerated) and (y) Borrower (and/or Guarantor) having provided to Lender all of Borrower’s Initial Equity and any other funds required to be deposited into Borrower's Deposit as and if required by the Loan Agreement. Upon the earlier to occur of Completion or the foreclosure of the lien of the Security Instrument, the Completion Obligations shall terminate except as to the unpaid amount of any liquidated, monetary obligations of Borrower which became due and owing prior to the Completion or date of such foreclosure, as applicable. Lender will confirm by notice to Guarantor the termination of Guarantor’s liability with

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respect to the Completion Obligations pursuant to the provisions of this section upon Lender’s receipt of Guarantor’s written request for such confirmation after Completion.
(f)    These provisions are in addition to, and not in limitation of, the obligations of the Guarantor under the Environmental Indemnity Agreement.
(g)    It is understood that the obligations of Borrower to Lender may at any time and from time to time exceed the liability of Guarantor hereunder without impairing this Guaranty and Guarantor and Lender, agree, as between themselves, that regardless of the manner of application of payments made by Borrower to Lender, all such payments made by Borrower shall be deemed to be applied first to the portion of the obligations of Borrower which are not guaranteed hereunder and last to the portion of the such obligations which are guaranteed hereunder.
Section 2. Guaranty Absolute. Guarantor guarantees that the Indebtedness shall be paid strictly in accordance with the terms of the Loan Documents. The liability of Guarantor under this Guaranty is absolute and unconditional irrespective of: (a) any change in the time, manner or place of payment of, or in any other term of, all or any of the Indebtedness, or any other amendment or waiver of or any consent to departure from any of the terms of any Loan Document, including any increase or decrease in the rate of interest thereon; (b) any release or amendment or waiver of, or consent to departure from, or failure to act by Lender with respect to, any other guaranty or support document, or any exchange, release or non‑perfection of, or failure to act by Lender with respect to, any collateral, for all or any of the Indebtedness; (c) any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of the Indebtedness or any Loan Document; (d) any change in the corporate existence, structure, or ownership of Borrower; (e) without being limited by the foregoing, any lack of validity or enforceability of any Loan Document; and (f) any other setoff, recoupment, defense or counterclaim whatsoever (in any case, whether based on contract, tort or any other theory) with respect to the Loan Documents or the transactions contemplated thereby which might constitute a legal or equitable defense available to, or discharge of, Borrower or a guarantor.
Section 3. Guaranty Irrevocable. Subject to the express terms hereof, this Guaranty is a continuing guaranty of the payment of all Indebtedness now or hereafter existing and shall remain in full force and effect until payment in full of all Indebtedness.
Section 4. Reinstatement. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Indebtedness is rescinded or must otherwise be returned by Lender on the insolvency, bankruptcy or reorganization of Borrower or otherwise, all as though the payment had not been made, whether or not Lender is in possession of the Guaranty.
Section 5. Subrogation. Guarantor shall not exercise any rights which it may acquire by way of subrogation, by any payment made under this Guaranty or otherwise, until all the Indebtedness have been paid in full and the Loan Documents are no longer in effect. If any amount is paid to Guarantor on account of subrogation rights under this Guaranty at any time when all the Indebtedness have not been paid in full, the amount shall be held in trust for the benefit of the Lender and, upon the occurrence of an Event of Default which is continuing, shall be promptly paid to Lender, to be credited and applied to the Indebtedness, whether matured or unmatured or absolute

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or contingent, in accordance with the terms of the Loan Documents. If Guarantor makes payment to Lender, of all or any part of the Indebtedness and all the Indebtedness are paid in full and the Loan Documents are no longer in effect, Lender shall, at Guarantor's request, execute and deliver to Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to Guarantor of the interest in the Indebtedness resulting from the payment.
Section 6. Subordination. Without limiting Lender’s rights under any other agreement, until the Loan is indefeasibly paid in full, any liabilities owed by Borrower to Guarantor in connection with any extension of credit or financial accommodation by Guarantor to or for the account of Borrower, including but not limited to interest accruing at the agreed contract rate after the commencement of a bankruptcy or similar proceeding, are hereby subordinated to the Indebtedness, and such liabilities of Borrower to Guarantor, if Lender so requests, shall be collected, enforced and received by Guarantor as trustee for Lender and, during the continuance of an Event of Default, shall be paid over to Lender, on account of the Indebtedness but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.
Section 7. Certain Taxes. The Guarantor further agrees that all payments to be made hereunder shall be made without setoff or counterclaim and free and clear of, and without deduction for, any taxes, levies, imposts, duties, charges, fees, deductions, withholdings or restrictions or conditions of any nature whatsoever now or hereafter imposed, levied, collected, withheld or assessed by any country or by any political subdivision or taxing authority thereof or therein ("Taxes"). Any Taxes required to be withheld from any amounts payable to Lender hereunder shall be remitted by Guarantor to the appropriate taxing authority and treated (for purposes of this Guaranty and all other Loan Documents) as a payment made to Lender.
Section 8. Representations and Warranties. Guarantor represents and warrants that: (a) this Guaranty (i) has been authorized by all necessary action; (ii) does not violate any agreement, instrument, law, regulation or order applicable to Guarantor; (iii) does not require the consent or approval of any person or entity, including but not limited to any governmental authority, or any filing or registration of any kind; and (iv) is the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally; and (b) in executing and delivering this Guaranty, Guarantor has (i) without reliance on Lender or any information received from Lender and based upon such documents and information it deems appropriate, made an independent investigation of the transactions contemplated hereby and Borrower, Borrower’s business, assets, operations, prospects and condition, financial or otherwise, and any circumstances which may bear upon such transactions, Borrower or the obligations and risks undertaken herein with respect to the Indebtedness; (ii) adequate means to obtain from Borrower on a continuing basis information concerning Borrower; (iii) full and complete access to the Loan Documents and any other documents executed in connection with the Loan Documents; and (iv) not relied and will not rely upon any representations or warranties of Lender not embodied herein or any acts heretofore or hereafter taken by Lender (including but not limited to any review by Lender of the affairs of Borrower).

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Section 9. Financial Reports and Covenants.
(a)    Guarantor shall keep adequate books and records of account in accordance with GAAP or statutory accounting principles and furnish to Lender the financial statements and other information of Guarantor described in Section 4.1(m) of the Loan Agreement as required by said Section 4.1(m).
(b)    Subject to the confidentiality provisions set forth in Section 9.22 of the Loan Agreement, Lender and its accountants shall have the right to examine the records, books, management and other papers of Guarantor which reflect upon its financial condition (provided that such materials are either (i) available to the public, (ii) provided to Guarantor’s auditors in connection with other audits, and/or (iii) related to the Property or the Borrower), at the Property or at any office regularly maintained by Guarantor where such books and records are located. Subject to the confidentiality provisions set forth in Section 9.22 of the Loan Agreement, Lender and its accountants shall have the right to make copies and extracts from the foregoing records and other papers. In addition, subject to the confidentiality provisions set forth in Section 9.22 of the Loan Agreement, Lender and its accountants shall have the right to examine and audit the books and records of Guarantor pertaining to the income, expenses and operation of the Property during reasonable business hours at any office of Guarantor where the books and records are located.
(c)    Subject to the terms relating to any “Replacement Guarantor” as set forth in the definition of “Guarantor” in the Loan Agreement, Guarantor shall at all times (i) maintain Unencumbered Liquid Assets (as defined below), on a combined basis, of not less than $40,000,000.00, (ii) maintain a Net Worth (as defined below) of at least $250,000,000.00 and (iii) not be in default under the Keybank Facility. Within forty-five (45) days after the end of each fiscal quarter, Guarantor shall deliver to Lender a certificate signed by a representative of Guarantor setting forth its calculation of Guarantor's Unencumbered Liquid Assets and Net Worth, as of the end of such fiscal quarter, and certifying the Guarantor's compliance (or non-compliance, as the case may be), with each of the foregoing covenants. The term “Unencumbered Liquid Assets” means Liquid Assets which (i) are not subject to any lien, mortgage, encumbrance, security interest, pledge, conditional sale, set-off right, title retention arrangement or other arrangement with any creditor to have such creditor's claim satisfied out of the asset (or proceeds thereof) prior to other general creditors; and (ii) may be converted to cash by sale or other means within three (3) business days. The term “Liquid Assets” means (i) cash, (ii) demand deposits, (iii) United States Treasury obligations, (iv) commercial paper rated P-I by Moody’s Investor’s Services, Inc. or A-I by Standard & Poor’s Corporation, (v) publicly traded bonds and other fixed income instruments, (vi) common and preferred stocks listed on the New York Stock Exchange, the American Stock Exchange, NASDAQ, a recognized foreign public exchange, or sold over the counter, (vii) mutual funds or money market funds that invest substantially all of their assets in instruments of the type listed in the foregoing (i) through (vi) and (viii) availability under the Keybank Facility. The term “Net Worth” means the excess of total assets over total liabilities, with total assets and total liabilities being determined in accordance with generally accepted accounting principles consistently applied or such other method as approved by Lender in its reasonable discretion (it being acknowledged that the method of determining Net Worth and Liquid Assets on the date of the Loan origination shall be acceptable to Lender); however, total assets shall not include assets which would be

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classified as intangible assets under generally accepted accounting principles, including, without limitation, goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises.
(d)    So long as Guarantor is Forestar, Guarantor's parent company shall at all times remain listed and in good standing with the New York Stock Exchange.
Section 10. Remedies Generally. The remedies provided in this Guaranty are cumulative and not exclusive of any remedies provided by law.
Section 11. Intentionally Omitted.
Section 12. Formalities. Guarantor waives presentment, demand, notice of dishonor, protest, notice of acceptance of this Guaranty or incurrence of any of the Indebtedness and any other formality with respect to any of the Indebtedness or this Guaranty.
Section 13. Amendments and Waivers. No amendment or waiver of any provision of this Guaranty, nor consent to any departure by Guarantor therefrom, shall be effective unless it is in writing and signed by Lender, and then the waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of Lender to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver or preclude any other or further exercise thereof or the exercise of any other right.
Section 14. Expenses. If any attorney is engaged by Lender to enforce or defend any provision of this Guaranty, or as a consequence of any default or Event of Default under this Guaranty, with or without the filing of any legal action or proceeding, then Guarantor shall pay to Lender, within ten (10) days of written demand, the amount of all reasonable attorneys' fees and out-of-pocket expenses (other than the customarily charged internal costs of Lender’s group responsible for construction review and costing, which shall be included hereunder, if any) and all costs incurred by Lender in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance of the Note as specified therein. In the event of any legal proceedings, court costs and reasonable attorneys' fees shall be set by the court and not by jury and shall be included in any judgment obtained by Lender.
Section 15. Assignment. This Guaranty shall be binding on, and shall inure to the benefit of Guarantor, Lender and their respective successors and assigns; provided that Guarantor may not assign or transfer its rights or obligations under this Guaranty (subject, however, to the "replacement guaranty" and Permitted Disposition provisions in the Loan Agreement. Without limiting the generality of the foregoing (except as expressly set forth in the Loan Agreement): (a) the obligations of Guarantor under this Guaranty shall continue in full force and effect and shall be binding on any successor partnership and on previous partners and their respective estates if Guarantor is a partnership, regardless of any change in the partnership as a result of death, retirement or otherwise; and (b) subject to the terms of Sections 9.22 and 9.23 of the Loan Agreement, Lender may assign, sell participations in or otherwise transfer its rights under the Loan Documents to any other person or entity in accordance with the terms of the Loan Agreement, and the other person or entity shall then become vested with all the rights granted to Lender, as applicable, in this Guaranty or otherwise.

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Section 16. Captions. The headings and captions in this Guaranty are for convenience only and shall not affect the interpretation or construction of this Guaranty.
Section 17. Notices. All notices or other written communications hereunder shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or email, as follows:
(a)    if to Guarantor, to it at:
6300 Bee Caves Road, Building Two, Suite 500
Austin, Texas 78746
Attention: Chris Nines
With a copy to:

Winstead PC
500 Winstead Building
2728 N. Harwood St.
Dallas, Texas 75201
Attention: R. Brent Clifton

With a copy to:

FMF Littleton LLC
c/o AIG Global Real Estate Investment Corp.
32 Old Slip, 28th Floor
New York, New York 10005
Attention: Karl Trieschman

With a copy to:

Pircher, Nichols & Meeks
1925 Century Park East, Suite 1700
Los Angeles, CA 90067
Attn: Jennifer White

(b)    if to Lender, to it at:
Regions Bank
100 Congress Avenue, Suite 1700
Austin, Texas 78701
Attn: Commercial Real Estate, Buddy E. Billingsley
Guarantor and Lender may change its address or telecopy number or email address for notices and other communications hereunder by notice to the other party. All notices and other communications given to Guarantor or Lender in accordance with the provisions of this Guaranty shall be deemed

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to have been given on the date of receipt, in the case of email notices, as evidenced by sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt function”).
Section 18. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.
(a)    THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF GUARANTOR HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO TEXAS’ PRINCIPLES OF CONFLICTS OF LAW) AND THE LAW OF THE UNITED STATES APPLICABLE TO TRANSACTIONS IN SUCH STATE.
(b)    GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR TEXAS STATE COURT SITTING IN DALLAS, TEXAS, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH TEXAS STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. GUARANTOR HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY SHALL AFFECT ANY RIGHT THAT LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY AGAINST GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)    GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY IN ANY COURT REFERRED TO IN SUBSECTION (B) ABOVE. GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    GUARANTOR IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES HEREIN. NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
Section 19.    ECP RULES. Guarantor shall be deemed to not be a guarantor of any obligations of Borrower under any Hedge Agreement if Guarantor is not an “Eligible Contract Participant” as defined in § 1(a)(18) of the Commodity Exchange Act and the applicable rules issued

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by the Commodity Futures Trading Commission and/or the Securities and Exchange Commission (collectively, and as now or hereafter in effect, “the ECP Rules”) to the extent that the providing of such guaranty by Guarantor would violate the ECP Rules or any other applicable law or regulation. This paragraph shall not affect any Indebtedness otherwise covered and guaranteed by this Guaranty other than obligations of Borrower under any Hedge Agreement.
Section 20.    Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.
Section 21. ENTIRETY. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS EXECUTED BY GUARANTOR EMBODY THE FINAL, ENTIRE AGREEMENT OF GUARANTOR AND LENDER WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS EXECUTED BY GUARANTOR ARE INTENDED BY GUARANTOR AND LENDER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS HEREOF AND THEREOF, AND NO COURSE OF DEALING AMONG GUARANTOR AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT EXECUTED BY GUARANTOR. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND LENDER.
Section 22. WAIVER OF RIGHT TO TRIAL BY JURY. GUARANTOR AND, BY ITS ACCEPTANCE HEREOF, LENDER, EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). GUARANTOR AND, BY ITS ACCEPTANCE HEREOF, LENDER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND SUCH OTHER PARTY HAVE BEEN INDUCED TO EXECUTE OR ACCEPT THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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Section 23.    WAIVER OF SPECIAL DAMAGES. TO THE EXTENT PERMITTED BY APPLICABLE LAW, GUARANTOR SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST THE LENDER, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, THE TRANSACTIONS, THE LOAN OR THE USE OF THE PROCEEDS THEREOF.
Section 24.    Waiver of Suretyship Rights. By signing this Guaranty, Guarantor WAIVES each and every right to which it may be entitled by virtue of any suretyship law, including any rights it may have pursuant to Rule 31 of the Texas Rules of Civil Procedure, and Chapter 43 of the Texas Civil Practice and Remedies Code, as the same may be amended from time to time.
Section 25.    Usury Not Intended; Savings Provisions. Notwithstanding any provision to the contrary contained in any Loan Document, it is expressly provided that in no case or event shall the aggregate of any amounts accrued or paid pursuant to this Guaranty which under applicable laws are or may be deemed to constitute interest ever exceed the maximum nonusurious interest rate permitted by applicable Texas or federal laws, whichever permit the higher rate. In this connection, Guarantor and Lender stipulate and agree that it is their common and overriding intent to contract in strict compliance with applicable usury laws. In furtherance thereof, none of the terms of this Guaranty shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the maximum rate permitted by applicable laws. Guarantor shall never be liable for interest in excess of the maximum rate permitted by applicable laws. If, for any reason whatever, such interest paid or received during the full term of the applicable indebtedness produces a rate which exceeds the maximum rate permitted by applicable laws, Lender shall credit against the principal of such indebtedness (or, if such indebtedness shall have been paid in full, shall refund to the payor of such interest) such portion of said interest as shall be necessary to cause the interest paid to produce a rate equal to the maximum rate permitted by applicable laws. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of money shall, to the extent required to avoid or minimize usury and to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the applicable indebtedness so that the interest rate thereon does not exceed the maximum nonusurious interest rate permitted by applicable Texas or federal laws, whichever permit the higher rate. The provisions of this Section shall control all agreements, whether now or hereafter existing and whether written or oral, between Guarantor and Lender.
Section 26.    WAIVER. To the maximum extent permitted by applicable law, Guarantor hereby waives all rights, remedies, claims and defenses based upon or related to Sections 51.003, 51.004 and 51.005 of the Texas Property Code, to the extent the same pertain or may pertain to any enforcement of this Guaranty.
Section 27.    EXCULPATION. Notwithstanding anything to the contrary contained herein, no present or future Constituent Member in Guarantor, nor any present or future, direct or indirect, shareholder, officer, director, employee, trustee, beneficiary, advisor, member, partner,

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principal, participant or agent of or in Guarantor or of or in any person or entity that is or becomes a Constituent Member in Guarantor, shall have any personal liability, directly or indirectly, under or in connection with this Guaranty or any amendment or amendments to this Guaranty made at any time or times, heretofore or hereafter, and Lender on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. As used herein, "Constituent Member" shall mean any direct shareholder, member or partner in Guarantor and any person or entity that, directly or indirectly through one or more other partnerships, limited liability companies, corporations or other entities is a member or partner in Guarantor or owns an interest in Guarantor. To the extent Guarantor is a limited liability company, limited partnership, or other similar entity, for purposes hereof, neither the negative capital account of any Constituent Member in Guarantor nor any obligation of any Constituent Member in Guarantor to restore a negative capital account or to contribute or loan capital to Guarantor or to any other Constituent Member in Guarantor shall at any time be deemed to be the property or an asset of Guarantor (or any such other Constituent Member) and neither Lender nor any of its successors or assigns shall have any right to collect, enforce or proceed against with respect to any such negative capital account or obligation to restore, contribute or loan. Nothing contained in this Section 27 shall be deemed to waive, release, affect, alter or impair (i) the indebtedness evidenced by the Loan Documents, (ii) the obligations of Borrower under the Loan Documents, the obligations of Guarantor under this Guaranty or the obligations of the "Indemnitor" under the Hazardous Materials Indemnity Agreement (the “Indemnity”), (iii) the liens and security interests created by the Loan Documents, or (iv) Lender’s rights to enforce its rights and remedies against Borrower, Guarantor, Indemnitor and/or the Property, as applicable, under the Loan Documents, this Guaranty or the Indemnity, provided in the Loan Documents or in connection with the Loan, or otherwise provided in equity or under applicable law, including, without limitation, the right to pursue any remedy for injunctive or other equitable relief, or any suit or action in connection with the preservation, enforcement or foreclosure of the liens, security interests and assignments which are now or at any time hereafter security for the payment and performance of all indebtedness and obligations under the Loan Documents.
[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered by its duly authorized officer as of the date first above written.

FORESTAR (USA) REAL ESTATE GROUP, INC., a Delaware corporation

By:	/s/ Charles T. Etheredge, Jr.
Name:	Charles T. Etheredge, Jr.
Title:	Executive Vice President

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